EXHIBIT (10)(b)(i)

FIRST AMENDMENT

TO THE

MCDONALD’S EXCESS BENEFIT AND DEFERRED BONUS PLAN

The McDonald’s Excess Benefit and Deferred Bonus Plan, as amended and restated effective January 1, 2008 (the “Plan”), is hereby amended effective immediately upon execution hereof as follows:

A new Section 6.6 is hereby added immediately after Section 6.5 to read as follows:

6.6    Section 409A Transition Elections. Pursuant to the transition relief granted under Section 409A of the Internal Revenue Code, each Participant who is an employee of Company or an Adopting Employee may make a one-time irrevocable election (a “Section 409A Transition Election”) to request a lump sum distribution of the Participant’s Account in accordance with paragraph (a) below and/or to change the duration and/or frequency of installment payments in accordance with paragraph (b) below. A Participant’s Section 409A Transition Election must be made no later than November 14, 2008 or such later date designated by the Company provided that such date shall be no later than December 1, 2008 (the “Section 409A Transition Election Date”). If a Participant makes a Section 409A Transition Election on or after the date on which such Participant has a Separation from Service, his or her Section 409A Transition Election shall be null and void and distribution of the Participant’s Account will be made in accordance the terms of the Plan without regard to this Section 6.6. A Participant’s Section 409A Transition Election will be subject to the following terms and conditions:

(a)    Lump Sum Payment Election. A Participant who is eligible to make a Section 409A Transition Election may elect under this paragraph (a) to receive a distribution of all amounts credited to his or her Account under this Plan as of December 31, 2008 (as adjusted for investment earnings, gains and losses through the date of distribution) in a single lump sum payment on January 8, 2009. A Section 409A Transition Election made under this paragraph (a) shall not apply to amounts credited to the Participant’s Account after December 31, 2008 and shall not affect the Participant’s continued participation in the Plan. Except as provided in paragraph (b) below, all amounts credited to the Participant’s Account under the Plan on or after January 1, 2009 shall be distributed in accordance with the terms of the Plan without regard to this Section 6.6.

(b)    Change in Installment Payment Period. A Participant who is eligible to make a Section 409A Transition Election may elect to change the duration and/or the frequency of any installment payments previously elected by such Participant pursuant to Section 4.2. An election made under this paragraph (b) must specify the duration of installment payments (from 2 to 15 years) and the frequency of installment payments (monthly, quarterly or annual). Such an election shall replace the duration and frequency elected by the Participant when the Participant made his or her initial installment payment election under Section 4.2 and apply to all amounts distributable to the Participant in the form of installments. Except as provided in paragraph (a), in no event shall a Section 409A Transition Election made under this Section 6.6 cause any amounts that the Participant previously elected to receive in a lump sum to be paid in the form of installments or any amounts that the Participant previously elected to receive in the form of installments to be paid in a lump sum.

If a Participant makes an election under both paragraph (a) and paragraph (b), the election under paragraph (a) shall apply to all amounts credited to the Participant’s Account as of December 31, 2008 (as adjusted for investment earnings, gains and losses through the date of distribution) and the election under paragraph (b) will apply to all amounts credited to the Participant’s on or after January 1, 2009 that the Participant elects to receive in form of installments pursuant to Section 4.2.

Except as herein amended, the Plan shall remain in full force and effect.

Executed in multiple originals this 21st day of October, 2008.

MCDONALD’S CORPORATION

By:	/s/ Richard Floersch
Its:	Corporate Executive Vice President and
Chief Human Resources Officer